BRIGHAM MINERALS, INC. ANNOUNCES COMPLETION OF DJ BASIN MINERAL AND ROYALTY INTEREST ACQUISITION

AUSTIN, Texas – Brigham Minerals, Inc. (NYSE: MNRL) (“Brigham Minerals” or “the Company”), a leading mineral and royalty interest acquisition company, today announced that it has completed its previously announced acquisition of certain mineral and royalty interest in the DJ Basin for approximately $43 million of cash and 2.2 million shares of Class A common stock subject to certain post-closing adjustments (the “DJ Acquisition”).

Concurrent with the closing of the DJ Acquisition, the Company completed a borrowing base redetermination including the DJ Acquisition which resulted in a $230 million borrowing base with $137 million of undrawn capacity post funding the cash portion of the DJ Acquisition.

•2022 estimated production totaling between 1,100 to 1,200 boepd and 50% liquids
•2022 estimated high teens EBITDA yield(1)
•Anticipate increasing quarterly base dividend 7% to $0.15 per share in 2022(2)
•August 1st effective date
•December 15th close date
•$230 million borrowing base with $137 million of undrawn capacity

(1)Non-GAAP measure. See “Non-GAAP Financial Measures” below.
(2)Future declarations of dividends are subject to approval by the Board and to the Board’s continuing determination that the declarations of dividends are in the best interests of the Company and its shareholders. Future dividends may be adjusted at the Board’s discretion based on market conditions and capital availability.

Non-GAAP Financial Measures

EBITDA yield is a non-GAAP supplemental financial measure used by our management and by external users of our financial statements such as investors, research analysts and others to assess the financial performance of our assets and their ability to sustain dividends over the long term without regard to financing methods, capital structure or historical cost basis.

We define EBITDA yield as projected EBITDA divided by enterprise value.

EBITDA yield does not represent and should not be considered an alternative to, or more meaningful than, net income or any other measure of financial performance presented in accordance with GAAP as measures of our financial performance. EBITDA yield has important limitations as an analytical tool because it excludes some but not all items that affect net income, the most directly comparable GAAP financial measure. Our computation of EBITDA yield may differ from computations of similarly titled measures of other companies.

Cautionary Statement Concerning Forward-Looking Statements

This press release contains forward-looking statements. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this press release specifically include the expectations of plans, strategies, objectives and anticipated financial and operating results of the Company, including production and other guidance within this press release. These statements are based on certain assumptions made by the Company based on management’s experience and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. These include, but are not limited to, continued downturns or delays in resuming operator activity due to commodity price fluctuations, the Company’s ability to integrate acquisitions into its existing business, changes in oil, natural gas and NGL prices, weather and environmental conditions, the timing of planned capital expenditures, availability of and competition for acquisitions, operational factors affecting the commencement or maintenance of producing wells on the Company’s properties, the condition of the capital markets generally, as well as the Company’s ability to access them, the proximity to and capacity of transportation, uncertainties regarding environmental regulations or litigation, global or national health events, including the ongoing spread and economic effects of the ongoing COVID-19 pandemic, potential future pandemics, the actions of the Organization of Petroleum Exporting Countries and other significant producers and governments and the ability of such producers to agree to and maintain oil price and production controls and other legal or regulatory developments affecting the Company’s business and other important factors. These and other applicable uncertainties, factors and risks are described more fully in the Company's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2020, and any subsequently filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Should one or more of these risks or uncertainties occur, or should underlying assumptions prove incorrect, the Company’s actual results and plans could differ materially from those expressed in any forward-looking statements.

Any forward-looking statement speaks only as of the date on which such statement is made and the Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise except as required by applicable law.

About Brigham Minerals, Inc.

Brigham Minerals is an Austin, Texas based company that acquires and actively manages a portfolio of mineral and royalty interests in the core of some of the most active, highly economic, liquids-rich resource basins across the continental United States. Brigham Minerals’ assets are located in the Permian Basin in Texas and New Mexico, the SCOOP and STACK plays in the Anadarko Basin of Oklahoma, the DJ Basin in Colorado and Wyoming, and the Williston Basin in North Dakota. The Company’s primary business objective is to maximize risk-adjusted total return to its shareholders by both capturing organic growth in its existing assets as well as leveraging its highly experienced technical evaluation team to continue acquiring minerals.

Contacts
At the Company:
Brigham Minerals, Inc.
Blake C. Williams
Chief Financial Officer
(512) 220-1500
InvestorRelations@brighamminerals.com